                                                                    Exhibit 10.1

                                    AMENDMENT

     This Amendment ("Amendment") entered into this 5th day of March, 2008, by and between, SourceGas Distribution LLC, a Delaware limited liability company,
370 Van Gordon Street, Suite 4000, Lakewood, Colorado 80228 (hereinafter referred to as "SourceGas Distribution"), and NEDAK, LLC, a Nebraska limited liability company, 87590 Hillcrest Road, Atkinson, Nebraska 68713 (hereinafter referred to as "NEDAK"). SourceGas Distribution and NEDAK may also hereinafter be referred to individually as a "Party" or together as the "Parties".

                                    RECITALS:

     A. NEDAK intends to construct and place into service, or cause to be constructed and placed into service, an ethanol production plant near Atkinson,
Nebraska (hereinafter referred to "Customer's Ethanol Plant") and requested that
Kinder Morgan, Inc. construct and place into service the facilities necessary to provide distribution transportation service to Customer's Ethanol Plant.

     B. In response to NEDAK's request for natural gas distribution transportation service, NEDAK, as Customer, and Kinder Morgan, Inc., as Company,
entered into the following agreements, to-wit: Facility Agreement, dated June
15, 2006 (hereinafter referred to as the "Facility Agreement"); Transportation
Service Agreement on Transporter's Distribution System, dated June 15, 2006
(hereinafter referred to as the "Transportation Service Agreement") and
Negotiated Rate Agreement for Distribution Transportation Service, dated June
15, 2006 ("Negotiated Rate Agreement") (hereinafter the three aforementioned agreements collectively referred to as the "NEDAK Agreements"). Capitalized terms used in this Amendment are as defined in the respective NEDAK Agreements, unless other expressly defined in this Amendment.

     C. SourceGas Distribution is the successor-in-interest to Kinder Morgan,
Inc. under the NEDAK Agreements. In accordance with the NEDAK Agreements,
SourceGas Distribution constructed and placed into service on November 15, 2007 the KMI Facilities to provide natural gas distribution transportation service to
Customer's Ethanol Plant. SourceGas Distribution is prepared and has been prepared to commence the transportation and delivery of gas to Customer's
Ethanol Plant as of November 15, 2007.

     D. Although the KMI Facilities have been placed into service by SourceGas
Distribution, NEDAK has not completed construction of Customer's Ethanol Plant and has not taken delivery of gas at Customer's Ethanol Plant, and the initial delivery of gas has not been made by SourceGas Distribution to Customer's
Ethanol Plant as contemplated by the NEDAK Agreements.

     E. The Transportation Service Agreement and the Negotiated Rate Agreement
each provide that:

     "Notwithstanding anything in this Agreement to the contrary, this Agreement shall automatically terminate in the event: either (a) Customer fails to pay KMI the required amount of the Facility Payment as required by the
     Facility Agreement or (b) the KMI Facilities to be constructed by KMI in accordance with the Facility Agreement are completed, but initial delivery of gas to Customer's Ethanol Plant has not occurred on or before December
     31, 2007."

See Article VI - Specific Information, Paragraph styled: "Term" of the
Transportation Service Agreement, and Paragraph styled: "Primary Term" of the
Negotiated Rate Agreement.

     F. NEDAK has requested that SourceGas Distribution amend the Transportation
Service Agreement and the Negotiated Rate Agreement to extend the automatic termination date for the Transportation Service Agreement and the Negotiated
Rate Agreement, by which the initial delivery of gas is to be made by SourceGas
Distribution to the Customer's Ethanol Plant, from December 31, 2007 to July 31,
2008.

     G. SourceGas Distribution is willing to accommodate NEDAK's request and is willing to amend the Transportation Service Agreement and the Negotiated Rate
Agreement for the sole purpose of extending the date on or before which the initial delivery of gas is to be made to the Customer's Ethanol Plant before the automatic termination provision would be triggered under the Transportation
Service Agreement and the Negotiated Rate Agreement.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by
SourceGas Distribution and NEDAK, it is hereby agreed as follows:

     1 Effective retroactive to December 31, 2007, the Transportation Service
Agreement is hereby amended to delete in its entirety the existing Article VI -
Specific Information, Paragraph styled "Term", and insert a new paragraph in lieu thereof to read as follows:

     "Term: The period commencing as of the first day of the month in which the initial delivery of gas is made to Customer's Ethanol Plant near Atkinson,
     Nebraska and continuing for a period of ten (10) years thereafter (Primary
     Term). At the end of the Primary Term, this Agreement shall then continue automatically in full force and effect on a year-to-year basis unless and until terminated by either party upon sixty (60) days advance written notice of termination. Notwithstanding anything in this Agreement to the contrary, this Agreement shall automatically terminate in the event: either
     (a) Customer fails to pay KMI the required amount of the Facility Payment as required by the Facility Agreement or (b) the KMI Facilities to be
     constructed by KMI in accordance with the Facility Agreement are completed, but initial delivery of gas to Customer's Ethanol Plant has not occurred on or before July 31, 2008. Further, KMI may terminate this Agreement at any time upon sixty (60) days written notice to Customer if

     Customer permanently discontinues operation of its Ethanol Plant and related facilities. Additionally, this Agreement may be terminated by KMI or Customer as provided for in the Facility Agreement or as otherwise provided for herein."

     2. Effective retroactive to December 31, 2007, the Negotiated Rate
Agreement is hereby amended to delete in its entirety the existing paragraph styled: "Primary Term", and insert a new paragraph in lieu thereof to read as follows:

     "Period commencing as of the first day of the month in which the initial delivery of gas is made by KMI to Customer's Ethanol Plant near Atkinson,
     Nebraska and ending ten (10) years thereafter. Notwithstanding anything in this Agreement to the contrary, this Agreement shall automatically terminate in the event: either (a) Customer fails to pay KMI the required amount of the Facility Payment as required by the Facility Agreement or (b)
     the KMI Facilities to be constructed by KMI in accordance with the Facility
     Agreement are completed, but initial delivery of gas to Customer's Ethanol
     Plant has not occurred on or before July 31, 2008. Further, KMI may terminate this Agreement at any time upon sixty (60) days written notice to
     Customer if Customer permanently discontinues operation of its Ethanol
     Plant and related facilities. Additionally, this Agreement may be terminated by KMI or Customer as provided for in the Facility Agreement or as otherwise provided for herein."

     3. Except as expressly amended as provided for in Paragraph Nos. 1 and 2 above of this Amendment, all other terms and conditions of the Transportation
Service Agreement and the Negotiated Rate Agreement shall remain in full force and effect.

     4. The Facility Agreement is not being amended by this Amendment.

     5. This Amendment is entered into as of the date first stated above.

     6. This Amendment and the rights and obligations of the Parties hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of Nebraska without regard to conflicts of laws principles.

     7. For the convenience of the Parties, this Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8. The Recitals are made a part of this Amendment.

     IN WITNESS WHEREOF, each Party hereto has caused its duly authorized officer to execute and deliver this Amendment as of the date first above written.

                           SOURCEGAS DISTRIBUTION LLC

                           By:  /s/ Scott Emerson
                           Name:   Scott Emerson
                           Title:  Director--Transportation

                           NEDAK, LLC

                           By:  /s/ Jerome Fagerland
                           Name:   Jerome Fagerland
                           Title:  President and General Manager